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                                  EXHIBIT 3.1

(In restated form, reflecting amendments through December 30, 1994)


                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRANS-RESOURCES, INC.

                    (Pursuant to the General Corporation Law
                           of the State of Delaware)


     FIRST:    The name of the Corporation is Trans-Resources, Inc.

     SECOND:   The registered office of the Corporation in the State of
Delaware is located at c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent. The name and address of its registered agent is United Corporate Services, Inc. at such address.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of capital stock which may be issued by the Corporation is 103,000 shares, of which 3,000 shares shall be Common Stock, of the par value of One Cent ($.01) per share ("Common Stock"), and 100,000 shares shall be Redeemable Preferred Stock, of the par value of One Dollar ($1.00) per share ("Preferred Stock").

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                PREFERRED STOCK

     1.1 (a) Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds available for payment of dividends thereon, preferential cumulative dividends at the rate of $8.50 per share per annum and no more, payable in cash quarterly on the first business day of January, April, July, and October in each


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year.  Dividends commenced accruing on October 1, 1994 and the first dividend shall be payable January 1, 1995.

     (b) The dividends on the Preferred Stock shall be payable before any dividend (except dividends payable solely in shares of Common Stock) or other distribution on any shares of Common Stock or any other class of stock at any time ranking junior to the Preferred Stock shall be declared or paid or set aside for payment, so that if in any year dividends, as specified in the next preceding paragraph, shall not have been paid thereon, the deficiency shall be payable before any dividend (except dividends payable solely in shares of Common Stock) or other distribution on any shares of the Common Stock or other class of stock at any time ranking junior to the Preferred Stock shall be declared or paid or set aside for payment.

     1.2 (a) Preferred Stock shall be redeemable, in whole or in part, pro-rata, at the option of the Corporation expressed by a resolution of the Board of Directors, at any time and from time to time at a redemption price of $79.60 per share plus an amount equal to cumulative dividends, accrued and unpaid thereon up to the date fixed for redemption and the dividend accruing on such redemption date (hereinafter referred to as the "redemption price").

          (b) Notice of every redemption of Preferred Stock, in the form approved by the Board of Directors, shall be given by mailing such notice not less than 30 nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares so to be redeemed at his address as shown by the records of the Corporation. Each such notice shall specify the date fixed for redemption and the place where payment of the redemption price is to be made upon surrender for cancellation of the certificates representing shares called for redemption. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for such redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

          (c) At any time after notice of redemption shall have been duly given as above provided, the Corporation may deposit the redemption price in trust with a bank or trust company doing business in the Borough of Manhattan, the City of New York, State of New York, and having a capital, surplus and undivided profits aggregating at least $100,000,000, named in such notice, for payment on or before the date fixed for redemption in respect of the shares called for redemption. Any interest accrued on funds which are deposited as aforesaid shall be paid to the Corporation





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from time to time and the holders of shares to be redeemed shall have no claim to any such interest.

          (d) If notice shall have been duly given as hereinabove provided on and after the date fixed for redemption (unless the Corporation shall default in making payment of the redemption price) all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares including but not limited to the right to receive dividends thereon, shall cease and terminate notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, and the holders of such shares so called for redemption shall cease to be stockholders and shall have no interest or claim against the Corporation except the right to receive the redemption price, without interest, upon surrender of their certificates for cancellation.

          (e) In order to facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares to be redeemed.

     1.3 In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to receive, out of the net assets of the Corporation $79.60 per share plus an amount equivalent to the dividends accrued and unpaid thereon to the date of final distribution, before any distribution shall be made to the holders of shares of Common Stock or any other stock ranking junior to the Preferred Stock. If, upon any liquidation, dissolution or winding up, the assets of the Corporation distributable among the holders of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof shall be distributable among the holders of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The holders of Preferred Stock shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this paragraph. Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its property and business as an entirety, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph.


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     1.4  The holders of shares of Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows: so long as any shares of the Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote of the holders of at least a majority in number of shares of the Preferred Stock and parity stock possessing like voting rights which have vested and are exercisable then outstanding, (a) create any series or class of stock ranking prior or pari passu to the Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any series or class of stock ranking prior or pari passu with the Preferred Stock either as to dividends or upon liquidation, (b) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Preferred Stock, or (c) authorize any reclassification of the Preferred Stock.

                                  COMMON STOCK

     2.1 Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

     2.2 Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made in full to the holders of Preferred Stock the holders of the Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed.

     2.3 Except as otherwise provided by statute or by any express provision of this Certificate, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share for the election of directors and upon all other matters.

                                    GENERAL

     3.1 A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     3.2 The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to


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recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

     3.3 The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

     FIFTH:    The Corporation is to have perpetual existence.

     SIXTH: (a) The number of Directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws but in no case shall the number be less than one. Except as may otherwise be required by law, vacancies in the board of directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum.

               (b) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance and not in limitation of the powers conferred by statute and by law the Board of Directors is expressly authorized:

          (1) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          (2) To set apart out of any of the funds of the Corporation legally available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve or reserves in the manner in which created.

          (3) To make, amend, alter, change, add to or repeal By-Laws of the Corporation, without any action on the part of the stockholders.

          (4) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation.

          (5) From time to time to determine, whether and to what extent, at what time and place and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder, and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or By-Laws or as authorized by resolution of the stockholders or Board of Directors.


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          (6)  To authorize the payment of compensation to the Directors for service to the Corporation, including fees and expenses for attendance at meetings of the Board of Directors, the Executive Committee and other committees and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation.

          (7) From time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including Directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses and for the furnishing to such employee, Directors, officers or persons, or any of them, at the Corporation's expense, or medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine.

          (8) From time to time to formulate, establish and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans providing for the purchase of shares of stock of the Corporation by, or for the granting of options or other rights to purchase shares of stock of the Corporation to, or for the issuance of shares of stock of the Corporation to, all or any of the officers and other employees of the Corporation, upon such terms and conditions and for such consideration as the Board of Directors may determine in good faith to be fair and reasonable.

          (9) By a majority of the whole Board to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified members. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers





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which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SEVENTH: (a) No contract or transaction between the Corporation and one or more of its Directors, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such Directors or officers are present at or participate in the meeting or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose; provided that the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, or a majority of such members thereof as shall be present at any meeting thereof at which action upon any such contract or transaction shall be taken, and the Board of Directors or committee authorized the contract or transaction by the affirmative votes of the disinterested directors, even though the disinterested directors be less than a quorum. In any case described in this Section, any common or interested Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliated corporation.

          (b) No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a Director or officer of the Corporation in good faith, if such person
(i) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe or upon the Corporation's books of accounts, financial statements, or other reports prepared by an officer of employee of the Corpor-

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ation or by an independent public accountant or firm of independent pubic accountants, or by an appraiser.

          (c) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers of their right to proceed with such contract, transaction or act.

          (d) Each Director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a Director, Trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to Directors, officers and employees of the Corporation. The provisions of this paragraph (d) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or Director of the Corporation.

          (e) A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

          (f) The provisions of this Article Seventh shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any Director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.


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     EIGHTH:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH: Meeting of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     TENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon officers, Directors and stockholders herein are granted subject to this reservation.

     ELEVENTH: The name and address of the incorporator are as follows:

            Name            Address
            ----            -------
 B.J. Consono               100 West Tenth St., Wilm., DE 19899
 W.J. Reif                  100 West Tenth St., Wilm., DE 19899
 J.L. Rivera                100 West Tenth St., Wilm., DE 19899


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